UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

American CareSource Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33094	20-0428568
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1170 Peachtree Street, Suite 2350 Atlanta, Georgia 30309
(Address of Principal Executive Offices)

(404) 465-1000
(Registrant’s Telephone Number, Including Area Code) (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2016, Norman B. Winland provided American CareSource Holdings, Inc. (the “Company”) with notice of his resignation from his position as President and Chief Operating Officer of the Company. Mr. Winland’s resignation will be effective January 25, 2016, and by virtue of his resignation, Mr. Winland’s employment agreement with the Company, dated May 20, 2015, will terminate on his final date of employment. Mr. Winland will be available to consult with the Company from his home in Plano, Texas following the final date of his employment, on terms to be agreed to by the Company and Mr. Winland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2016

AMERICAN CARESOURCE HOLDINGS, INC.
(Registrant)

By:	/s/ Adam S. Winger
Name:	Adam S. Winger
Title:	Interim Chief Financial Officer, VP of Acquisitions, General Counsel